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                                                                     Exhibit 4.9

                             CERTIFICATE OF TRUST
                                      OF
                      DOMINION RESOURCES CAPITAL TRUST IV


     THIS CERTIFICATE OF TRUST of Dominion Resources Capital Trust IV (the "Trust"), is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.).

     I.   Name.  The name of the business trust formed hereby is Dominion
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Resources Capital Trust IV.

     II.  Delaware Trustee.  The name and business address of the trustee of the
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Trust with a principal place of business in the State of Delaware is Chase
Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.


     IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Trust as of February 16, 2001.


                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                         not in its individual capacity
                         but solely as trustee of the Trust


                         By: /s/ John J. Cashin
                             ------------------------
                             Name:  John J. Cashin
                             Title: Vice-President